Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Announces Executive Promotions
Strengthening Foundation for Future Growth

Mark Lammas, Alex Vouvalides and Harout Diramerian take on new roles within Hudson Pacific’s leadership team
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LOS ANGELES (December 12, 2019)-Hudson Pacific Properties, Inc. (NYSE: HPP) announced today the promotion of three executives within the company. Mark Lammas, who most recently served as Chief Financial Officer and Chief Operating Officer, has been promoted to President; Chief Investment Officer Alex Vouvalides is taking on the additional role of Chief Operating Officer; and Harout Diramerian is being promoted from Chief Accounting Officer to Chief Financial Officer.

“Promoting these talented and tenured executives from within our leadership team organizes the company for additional growth, and ensures continued strong performance across our existing portfolio,” said Victor Coleman, Chairman and CEO for Hudson Pacific Properties. “Mark, Alex and Harout have each demonstrated exceptional leadership and dedication to the company for a decade or more, and I am thrilled they will continue to help drive our strategic direction and growth in these expanded roles for many years to come.”

As President, Lammas will report to Coleman and oversee operations, finance, accounting and human resources. Lammas has held a variety of leadership positions at Hudson Pacific since its initial public offering in 2010, including Chief Financial Officer and Chief Operating Officer. He also consulted for the company’s predecessor, Hudson Capital, LLC. Prior to that, Lammas was a senior finance executive for Maguire Properties, Inc. and an attorney for Cox, Castle & Nicholson LLP.

In the dual role of Chief Investment Officer and Chief Operating Officer reporting to Coleman, Vouvalides will be responsible for leasing, development and investments. He joined Hudson Capital, LLC in 2009 and has been leading Hudson Pacific’s investment efforts since its inception. Before that, Vouvalides worked in the real estate finance and securitization group at Credit Suisse, and in the technology, media and telecommunications investment banking group at JPMorgan Chase & Co.

Diramerian will directly oversee the finance and accounting functions for Hudson Pacific in his new position as Chief Financial Officer, which reports to Lammas. He has been with Hudson Pacific since 2010, most recently serving as Chief Accounting Officer. Prior to joining Hudson Pacific, Diramerian was a vice president of finance and analysis at Thomas Properties Group and worked in the real estate practice groups at Nanas, Stern, Biers, Neinstein and Co. LLP, Arthur Andersen LLP and KPMG LLP.

About Hudson Pacific
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling nearly 19 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP and listed as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities

Hudson Pacific Properties, Inc.
Press Release

laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor Contact:

Laura Campbell
Senior Vice President, Investor Relations and Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact:
Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com